Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE ANNOUNCES THIRD QUARTER EARNINGS
SUNNYVALE, CALIF. October 15, 2020 – Intuitive (the “Company”) (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced financial results for the quarter ended September 30, 2020.
Q3 Highlights
•Worldwide da Vinci procedures increased approximately 7% compared with the third quarter of 2019, reflecting a partial recovery from the significant disruption caused by the COVID-19 pandemic.
•The Company shipped 195 da Vinci Surgical Systems, a decrease of 29% compared with 275 in the third quarter of 2019.
•The Company grew its da Vinci Surgical System installed base to 5,865 systems as of September 30, 2020, an increase of 8% compared with 5,406 as of the end of the third quarter of 2019.
•Third quarter 2020 revenue of $1,078 million decreased 4% compared with $1,128 million in the third quarter of 2019. Third quarter 2020 revenue included a $23 million decrease in service revenue relating to our previously announced Customer Relief Program.
•Third quarter 2020 GAAP net income was $314 million, or $2.60 per diluted share, compared with $397 million, or $3.33 per diluted share, in the third quarter of 2019. Third quarter 2020 GAAP net income included $62 million, or $0.51 per diluted share, of other income related to unrealized gains on strategic investments.
•Third quarter 2020 non-GAAP* net income was $334 million, or $2.77 per diluted share, compared with $409 million, or $3.43 per diluted share, in the third quarter of 2019.
•The Company launched Intuitive Ventures, an inaugural $100 million fund focused on investment opportunities in companies that share Intuitive's commitment to advancing positive outcomes in healthcare.
Q3 Financial Summary
Gross profit, income from operations, net income, net income per diluted share, and diluted shares are reported on a GAAP and non-GAAP* basis. The non-GAAP* measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
Third quarter 2020 revenue was $1,078 million, a decrease of 4% compared with $1,128 million in the third quarter of 2019. Lower third quarter revenue was driven by fewer system placements, primarily as a result of the significant impact of the COVID-19 pandemic, as well as a $23 million decrease in service revenue related to service fee credits from the previously announced Customer Relief Program.
Third quarter 2020 instruments and accessories revenue increased by 4% to $631 million, compared with $606 million in the third quarter of 2019, primarily driven by approximately 7% growth in da Vinci procedure volume.
Third quarter 2020 systems revenue decreased by 21% to $268 million, compared with $339 million in the third quarter of 2019. The Company shipped 195 da Vinci Surgical Systems in the third quarter of 2020, compared with 275 systems in the third quarter of 2019. The third quarter 2020 system shipments included 68 systems shipped under operating lease and usage-based arrangements, compared with 92 systems in the third quarter of 2019.
Third quarter 2020 GAAP income from operations decreased to $270 million, compared with $366 million in the third quarter of 2019, primarily as a result of the significant impact caused by the COVID-19 pandemic and the effects of the Customer Relief Program. Third quarter 2020 GAAP income from operations included share-based compensation expense of $107 million, compared with $89 million in the third quarter of 2019. Third quarter 2020 non-GAAP* income from operations decreased to $402 million, compared with $462 million in the third quarter of 2019.
Third quarter 2020 GAAP net income was $314 million, or $2.60 per diluted share, compared with $397 million, or $3.33 per diluted share, in the third quarter of 2019. Third quarter 2020 GAAP net income included excess tax benefits of $48 million, or $0.40 per share, compared with $29 million, or $0.24 per share, in the third quarter of 2019. Third quarter 2020 GAAP net income included $62 million, or $0.51 per diluted share, of other income related to unrealized gains on strategic investments. As a result of the enactment of Swiss tax reform, third quarter 2019 GAAP net income included a tax benefit from the re-measurement of Swiss deferred tax assets of $51 million, or $0.43 per diluted share. These benefits are excluded from non-GAAP net income.
Third quarter 2020 non-GAAP* net income was $334 million, or $2.77 per diluted share, compared with $409 million, or $3.43 per diluted share, in the third quarter of 2019.
The Company ended the third quarter of 2020 with $6.4 billion in cash, cash equivalents, and investments, an increase of $287 million during the quarter, primarily driven by cash generated from operations.
Impact of COVID-19 Pandemic
During the first nine months of 2020, the Company has experienced a significant impact to its procedure volumes and system placements, as healthcare systems around the world diverted resources to meet the increasing demands of responding to and managing COVID-19. The impact and timing of the COVID-19 pandemic on the Company's business differs by geography. In the U.S., for example, while da Vinci procedures have recovered a significant portion of the pre-COVID-19 levels, the resurgence of COVID-19 in some states has had, and will likely continue to have, an adverse impact on the Company’s procedure volumes. Due to the continued uncertainty around the scope and duration of the pandemic and the timing of global recovery and economic normalization, we cannot, at this time, reliably estimate the future impact on our operations and financial results.
“We are pleased with procedure results in the third quarter and the concerted efforts of our team across our business," said Intuitive CEO Gary Guthart. “We remain focused on supporting our customers and on product and process innovation now and in the long term.”
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at https://isrg.gcs-web.com/.
Webcast and Conference Call Information
Intuitive will hold a teleconference at 1:30 p.m. PDT today to discuss the third quarter 2020 financial results. The call will be webcast by Nasdaq OMX and can be accessed on Intuitive’s website at www.intuitive.com or by dialing (877) 692-8955 using the access code 4083020.
About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, California, is a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery. At Intuitive, we believe that minimally invasive care is life-enhancing care. Through ingenuity and intelligent technology, we expand the potential of physicians to heal without constraints.
Intuitive brings more than two decades of leadership in robotic-assisted surgical technology and solutions to its offerings and develops, manufactures, and markets the da Vinci Surgical System and the Ion endoluminal system.
Da Vinci® and IonTM are trademarks or registered trademarks of Intuitive Surgical, Inc.
For more information, please visit the Company’s website at www.intuitive.com.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company's management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the expected impacts of the COVID-19 pandemic on our business, financial condition, and results of operations, the strength of our long-term fundamentals, the potential decline of procedure volume, our acquisitions, expected new product introductions, procedures and procedure adoption, future results of operations, future financial position, our ability to increase our revenues, the anticipated mix of our revenues between product and service revenues, our financing plans and future capital requirements, anticipated costs of revenue, anticipated expenses, our potential tax assets or liabilities, the effect of recent accounting pronouncements, our investments, anticipated cash flows, our ability to finance operations from cash flows and similar matters, and statements based on current expectations, estimates, forecasts, and projections about the economies and markets in which we operate and our beliefs and assumptions regarding these economies and markets. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: our ability to obtain accurate procedure volume in the midst of the COVID-19 pandemic; the risk that the COVID-19 pandemic could lead to further material delays and cancellations of, or reduced demand for, procedures; curtailed or delayed capital spending by hospitals; disruption to our supply chain; closures of our facilities; delays in surgeon training; delays in gathering clinical evidence; the evaluation of the risks of robotic-assisted surgery in the presence of infectious diseases; diversion of management and other resources to respond to the COVID-19 outbreak; the impact of global and regional economic and credit market conditions on healthcare spending; the risk that the COVID-19 pandemic disrupts local economies and causes economies in our key markets to enter prolonged recessions; healthcare reform legislation in the U.S. and its impact on hospital spending, reimbursement, and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships, including the joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.; our completion of and ability to successfully integrate acquisitions, including Schölly Fiberoptic's robotic endoscope business and Orpheus Medical; procedure counts; regulatory approvals, clearances, and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which we operate; risks associated with our operations outside of the United States; unanticipated manufacturing disruptions or the inability to meet demand for products; our reliance on sole and single source suppliers; the results of legal proceedings to which we are or may become a party; product liability and other litigation claims; adverse publicity regarding us and the safety of our products and adequacy of training; our ability to expand into foreign markets; the impact of changes to tax legislation, guidance, and interpretations; changes in tariffs, trade barriers, and regulatory requirements; and other risk factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those risk factors identified under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by the Company’s other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share (“EPS”), and non-GAAP diluted shares. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding items such as intangible asset charges, share-based compensation (“SBC”) expenses, and other special items. Intangible asset charges consist of non-cash charges, such as the amortization of intangible assets, as well as in-process R&D charges. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to its historical performance and liquidity. The Company believes these non-GAAP financial measures are useful to investors, because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and (2) they are used by institutional investors and the analyst community to help them analyze the performance of the Company’s business.
Non-GAAP gross profit. The Company defines non-GAAP gross profit as gross profit, excluding intangible asset charges, expenses related to SBC, and litigation charges and recoveries.
Non-GAAP income from operations. The Company defines non-GAAP income from operations as income from operations, excluding intangible asset charges, certain acquisition-related items for the re-measurement of contingent consideration, expenses related to SBC, and litigation charges and recoveries.
Non-GAAP net income and EPS. The Company defines non-GAAP net income as net income (loss), excluding intangible asset charges, non-cash impairment charges and recoveries, certain acquisition-related items for the re-measurement of contingent consideration, expenses related to SBC, litigation charges and recoveries, unrealized gains on strategic investments, adjustments attributable to noncontrolling interest in joint venture, net of the related tax effects, and tax adjustments, including the excess tax benefits or deficiencies associated with SBC arrangements, the one-time impact of the enactment of the 2019 Swiss tax reform, and the net tax effects related to intra-entity transfers of non-inventory assets. The Company excludes the one-time impact of the enactment of the 2019 Swiss tax reform, because it is discrete in nature, and excludes the excess tax benefits or deficiencies associated with SBC arrangements as well as the tax effects associated with non-cash amortization of deferred tax assets related to intra-entity non-inventory transfers, because the Company does not believe these items correlate with the on-going results of its core operations. The tax effects of the non-GAAP items are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on the Company’s operating results. The Company’s calculated non-GAAP effective tax rate is generally higher than its GAAP effective tax rate. The Company defines non-GAAP EPS as non-GAAP net income divided by non-GAAP diluted shares, which are calculated as GAAP weighted average outstanding shares plus dilutive potential shares outstanding during the period.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP EPS exclude items such as intangible asset charges, re-measurement of contingent consideration, SBC, excess tax benefits or deficiencies associated with SBC arrangements, and non-cash amortization of deferred tax assets related to intra-entity transfer of non-inventory assets, which are primarily recurring items. SBC has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business. In addition, the components of the costs that the Company excludes in its calculation of non-GAAP net income and non-GAAP EPS may differ from the components that its peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income (loss) and net income (loss) per share calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
	September 30, 2020	June 30, 2020	September 30, 2019
Revenue:
Instruments and accessories	$630.6	$460.8	$606.2
Systems	267.8	261.0	338.6
Services (1)	179.3	130.3	183.4
Total revenue	1,077.7	852.1	1,128.2
Cost of revenue:
Product	287.7	283.8	277.3
Service	65.7	65.4	65.3
Total cost of revenue	353.4	349.2	342.6
Gross profit	724.3	502.9	785.6
Operating expenses:
Selling, general and administrative	298.9	279.1	284.0
Research and development	155.0	143.2	135.9
Total operating expenses	453.9	422.3	419.9
Income from operations (2)	270.4	80.6	365.7
Interest and other income, net (3)	84.8	26.6	33.3
Income before taxes	355.2	107.2	399.0
Income tax expense (benefit) (4)	38.4	37.0	0.3
Net income	316.8	70.2	398.7
Less: net income (loss) attributable to noncontrolling interest in joint venture	2.9	2.2	1.9
Net income attributable to Intuitive Surgical, Inc.	$313.9	$68.0	$396.8
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$2.68	$0.58	$3.44
Diluted (5)	$2.60	$0.57	$3.33
Weighted average shares outstanding:
Basic	117.3	116.8	115.4
Diluted	120.6	119.7	119.3

(1) Services revenue includes the effect of the following item:
Customer relief program	$(23.1)	$(58.6)	$—
(2) Income from operations includes the effect of the following item:
Intangible asset charges	$(21.6)	$(12.4)	$(10.7)
(3) Interest and other income, net includes the effect of the following item:
Unrealized gains on strategic investments	$61.7	$—	$—
(4) Income tax expense (benefit) includes the effect of the following items:
Excess tax benefits related to share-based compensation arrangements	$(47.9)	$(31.6)	$(28.8)
One-time tax benefit related to the enactment of Swiss tax reform	$—	$—	$(51.3)
Discrete tax expense arising from the conclusion of a tax matter	$—	$36.8	$—
(5) Diluted net income per share includes the effect of the following items:
Customer relief program, net of tax	$(0.15)	$(0.37)	$—
Intangible asset charges, net of tax	$(0.15)	$(0.09)	$(0.08)
Unrealized gains on strategic investments, net of tax	$0.39	$—	$—
Excess tax benefits related to share-based compensation arrangements	$0.40	$0.26	$0.24
One-time tax benefit related to the enactment of Swiss tax reform	$—	$—	$0.43
Discrete tax expense arising from the conclusion of a tax matter	$—	$(0.31)	$—

INTUITIVE SURGICAL, INC.
UNAUDITED NINE MONTHS ENDED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Nine months ended
	September 30,
	2020	2019
Revenue:
Instruments and accessories	$1,708.9	$1,737.0
Systems	812.1	929.9
Services (1)	508.3	533.9
Total revenue	3,029.3	3,200.8
Cost of revenue:
Product	868.2	807.1
Service	195.7	179.5
Total cost of revenue	1,063.9	986.6
Gross profit	1,965.4	2,214.2
Operating expenses:
Selling, general and administrative	886.1	836.6
Research and development	445.3	400.7
Total operating expenses	1,331.4	1,237.3
Income from operations (2)	634.0	976.9
Interest and other income, net (3)	136.5	93.6
Income before taxes	770.5	1,070.5
Income tax expense (4)	67.3	51.4
Net income	703.2	1,019.1
Less: net income (loss) attributable to noncontrolling interest in joint venture	7.8	(2.5)
Net income attributable to Intuitive Surgical, Inc.	$695.4	$1,021.6
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$5.95	$8.86
Diluted (5)	$5.80	$8.56
Weighted average shares outstanding:
Basic	116.8	115.3
Diluted	120.0	119.4

(1) Services revenue includes the effect of the following item:
Customer relief program	$(81.7)	$—
(2) Income from operations includes the effect of the following item:
Intangible asset charges	$(47.3)	$(51.5)
(3) Interest and other income, net includes the effect of the following item:
Unrealized gains on strategic investments	$61.7	$—
(4) Income tax expense includes the effect of the following items:
Excess tax benefits related to share-based compensation arrangements	$(144.8)	$(112.8)
One-time tax benefit related to the enactment of Swiss tax reform	$—	$(51.3)
Discrete tax expense arising from the conclusion of a tax matter	$36.8	$—
(5) Diluted net income per share includes the effect of the following items:
Customer relief program, net of tax	$(0.52)	$—
Intangible asset charges, net of tax	$(0.34)	$(0.38)
Unrealized gains on strategic investments, net of tax	$0.39	$—
Excess tax benefits related to share-based compensation arrangements	$1.21	$0.94
One-time tax benefit related to the enactment of Swiss tax reform	$—	$0.43
Discrete tax expense arising from the conclusion of a tax matter	$(0.31)	$—

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

	September 30, 2020	December 31, 2019
Cash, cash equivalents, and investments	$6,361.4	$5,845.2
Accounts receivable, net	588.6	645.2
Inventory	662.9	595.5
Property, plant, and equipment, net	1,509.7	1,272.9
Goodwill	336.3	307.2
Deferred tax assets	360.3	425.6
Other assets	798.3	641.6
Total assets	$10,617.5	$9,733.2

Accounts payable and other accrued liabilities	$972.7	$1,083.3
Deferred revenue	358.1	365.2
Total liabilities	1,330.8	1,448.5
Stockholders’ equity	9,286.7	8,284.7
Total liabilities and stockholders’ equity	$10,617.5	$9,733.2

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended			Nine months ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP gross profit	$724.3	$502.9	$785.6	$1,965.4	$2,214.2
Share-based compensation expense	22.6	19.2	17.8	59.8	48.9
Intangible asset charges	9.9	9.8	8.8	29.4	25.7
Non-GAAP gross profit	$756.8	$531.9	$812.2	$2,054.6	$2,288.8

GAAP income from operations	$270.4	$80.6	$365.7	$634.0	$976.9
Share-based compensation expense	105.8	95.9	88.9	292.3	246.6
Intangible asset charges	21.6	12.4	10.7	47.3	51.5
Litigation recoveries	—	—	—	(1.2)	—
Acquisition-related items	4.6	4.4	(3.0)	7.6	4.1
Non-GAAP income from operations	$402.4	$193.3	$462.3	$980.0	$1,279.1

GAAP net income attributable to Intuitive Surgical, Inc.	$313.9	$68.0	$396.8	$695.4	$1,021.6
Share-based compensation expense	105.8	95.9	88.9	292.3	246.6
Intangible asset charges	21.6	12.4	10.7	47.3	51.5
Litigation recoveries	—	—	—	(1.2)	—
Impairment charges	—	—	—	—	0.7
Acquisition-related items	4.6	4.4	(3.0)	7.6	4.1
Unrealized gains on strategic investments	(61.7)	—	—	(61.7)	—
Tax adjustments (1)	(46.0)	(44.1)	(83.2)	(180.1)	(206.8)
Adjustments attributable to noncontrolling interest in joint venture	(4.4)	(4.3)	(1.4)	(10.7)	(9.4)
Non-GAAP net income attributable to Intuitive Surgical, Inc.	$333.8	$132.3	$408.8	$788.9	$1,108.3

GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$2.60	$0.57	$3.33	$5.80	$8.56
Share-based compensation expense	0.88	0.80	0.75	2.44	2.07
Intangible asset charges	0.19	0.10	0.09	0.40	0.43
Litigation recoveries	—	—	—	(0.01)	—
Impairment charges	—	—	—	—	0.01
Acquisition-related items	0.04	0.04	(0.03)	0.06	0.03
Unrealized gains on strategic investments	(0.51)	—	—	(0.51)	—
Tax adjustments (1)	(0.39)	(0.36)	(0.70)	(1.52)	(1.74)
Adjustments attributable to noncontrolling interest in joint venture	(0.04)	(0.04)	(0.01)	(0.09)	(0.08)
Non-GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$2.77	$1.11	$3.43	$6.57	$9.28

(1) For the three months ended September 30, 2020, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(47.9) million, or $(0.40) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $11.3 million, or $0.09 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(9.4) million, or $(0.08) per diluted share.

For the nine months ended September 30, 2020, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(144.8) million, or $(1.21) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $33.9 million, or $0.28 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(69.1) million, or $(0.59) per diluted share.